SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      JUNIATA VALLEY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ...........................................................................

     (5) Total fee paid:

     ...........................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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



                         JUNIATA VALLEY FINANCIAL CORP.
                             Bridge and Main Streets
                               Post Office Box 66
                              Mifflintown, PA 17059
                            Telephone (717) 436-8211

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  DATE:  April 17, 2001
                  TIME:  10:30 a.m.
                  PLACE: Clarion Inn, Burnham, Pennsylvania

MATTERS TO BE VOTED ON:

     1.  Election of Directors.  Election of six Class B Directors to serve
         ----------------------
         until the 2004 annual meeting.


     2.  Other Business.  Any other business properly brought before the
         --------------
         shareholders at the meeting.



     You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 12, 2001 (the "Record Date"). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

                           BY ORDER OF THE BOARD OF DIRECTORS,


                           RONALD H. WITHERITE
                           Secretary

Mifflintown, Pennsylvania
March 13, 2001

                         JUNIATA VALLEY FINANCIAL CORP.

                                 PROXY STATEMENT
                                 MARCH 13, 2001

                               GENERAL INFORMATION

     This proxy statement has information about the annual meeting of shareholders of Juniata Valley Financial Corp. ("JVF"). JVF's management prepared this proxy statement for the board of directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on March 13, 2001.

     We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.

     Our executive offices are located at Bridge and Main Streets, Mifflintown, Pennsylvania 17059, and our telephone number is (717) 436-8211. Our mailing address is P.O. Box 66, Mifflintown, Pennsylvania 17059.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     If you want to include a shareholder proposal in our proxy materials under SEC Rule 14a-8 for the 2002 annual meeting, you must deliver the proposal to our secretary at our executive offices by November 14, 2001. Notice of any shareholder proposal submitted outside the processes of Rule 14a-8 will be untimely unless submitted before January 28, 2002.

     If the date of our next annual meeting is advanced or delayed by more than 30 days from April 16, 2002, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.

                                     VOTING
WHO CAN VOTE?

     You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 12, 2001 (the "Record Date"). A total of 2,157,448 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

     The Trust Department of our subsidiary bank, The Juniata Valley Bank (the "Bank"), as sole trustee, holds 179,718 shares of common stock. The Trust Department may vote these shares at the annual meeting.

     As of the Record Date:

     o Directors and executive officers of JVF beneficially owned a total of 7.11% of our common stock;

     o The Bank's Trust Department, as corporate fiduciary, owned 8.33% of our common stock; and

     o To our knowledge, no shareholder beneficially owned 5% or more of our common stock.

WHAT VOTE IS REQUIRED?

     All matters to be voted on at the annual meeting, including election of directors, must be approved by the holders of a majority of the shares of common stock entitled to vote.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

     The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxy holders named in the enclosed proxy card will vote your shares as they see fit.

HOW ARE VOTES COUNTED?

     At the annual meeting, our judges of election will manually count all votes which are cast in person or by proxy.

     Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. At any time before the vote on a proposal, you can change your vote either by:

     o    giving JVF's secretary a written notice revoking your proxy card; or

     o    signing, dating and returning to us a new proxy card.

     We will honor the proxy card with the latest date.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING?

     Yes. We encourage you to complete and return the proxy card to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card.

                          ELECTION OF DIRECTORS OF JVF

     With respect to electing directors, JVF's bylaws provide as follows:

     o the board of directors will consist of not less than five nor more than 25 directors;

     o there will be three classes of directors, as nearly equal in number as possible;

     o    each class will be elected for a term of three years; and

     o each class will be elected in a separate election, so that the term of office of one class of directors will expire in each year.


     At the annual meeting, we will nominate the six persons named in this proxy statement as Class B Directors. Although we don't know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

     Shareholders also can nominate persons to be directors. If you want to nominate someone, you must deliver or mail a notice to the secretary of JVF not less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of JVF which you own. Your notice must also contain the following information on each proposed nominee:

     o    the name, address and age of the nominee;

     o    the principal occupation of the nominee;

     o    the number of shares of JVF common stock owned by the nominee; and

     o the total number of shares that, to your knowledge, will be voted for the nominee.

     If you do not follow this procedure, the Chairman of the meeting will disregard your nominations and the judges of election will disregard any votes cast for your nominees.

     The proxy holders named in the proxy card intend to vote for the election of the six persons listed as Class B Directors to serve until the 2004 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class B Director is currently a director of JVF and the Bank.

     The following table shows the name and age of each nominee and the current directors in each class. The table also shows the following information on each nominee and director:

     o business experience, including principal occupation, for the past five years;

     o the period during which he or she has served as a director of JVF and the Bank; and

     o the number and percentage of outstanding shares of common stock of JVF which he or she beneficially owned as of the Record Date.

                                      BUSINESS EXPERIENCE
                                      INCLUDING PRINCIPAL                   AMOUNT AND      PERCENTAGE
                                          OCCUPATION                        NATURE OF          OF
                                           FOR THE            DIRECTOR      BENEFICIAL      OUTSTANDING
NAME AND AGE                           PAST FIVE YEARS (1)    SINCE (2)    OWNERSHIP (3)    STOCK OWNED
------------                           -------------------    ---------    -------------    -----------

CLASS B DIRECTORS TO BE ELECTED FOR A THREE-YEAR TERM ENDING IN 2004.

Don E. Haubert                      President, Haubert           1975             7,689             *
  Age 61                            Homes, Inc.,
                                    Mifflintown, PA

Timothy I. Havice                   Real Estate Developer        1998            13,286             *
  Age 53                            Lewistown, PA

Charles L. Hershberger              President, Hoenstine         1998             2,831             *
  Age 55                            Funeral Homes, Inc.
                                    Lewistown, PA

John A. Renninger                   President of A.D.            1979            10,783             *
  Age 65                            Renninger Lumber Co.
                                    Richfield, PA

John M. Wilson                      Retired President,           1998            27,105(3)         1.26%
  Age 71                            Wilson Oil, Co.
                                    Lewistown, PA

Ronald H. Witherite                 Owner, Ron's IGA             1992             1,085             *
  Age 63                            Fruit Market
                                    Reedsville, PA

CLASS A DIRECTORS TO CONTINUE IN OFFICE TO 2003.

A. Jerome Cook                      Chairman of                  1976             5,006             *
  Age 60                            The Juniata Valley
                                    Bank and Juniata Valley
                                    Financial Corp.

250335
1/30/01
                                                        - 4 -




Martin L. Dreibelbis                Self-employed                1998             3,743             *
  Age 47                            Petroleum Consultant
                                    Mifflintown, PA

Marshall L. Hartman                 Retired President,           1998            30,640           1.38%
  Age 62                            Lewistown Trust Co.
                                    Lewistown, PA

Robert K. Metz                      President (retired),         1998            12,362             *
  Age 59                            Metz Poultry Farms, Inc.
                                    Belleville, PA

Richard M. Scanlon, DMD             Self-employed Dentist        1998             1,587             *
  Age 52                            Lewistown, PA

CLASS C DIRECTORS TO CONTINUE IN OFFICE TO 2002.

Joe E. Benner                       Owner, Benner                1996             4,154             *
  Age 62                            Automotive
                                    Mifflintown, PA

Francis J. Evanitsky                President & CEO              1998             1,800             *
  Age 58                            The Juniata Valley
                                    Bank and Juniata
                                    Valley Financial Corp.

Philip E. Gingerich, Jr.            President, Central           1998             4,998             *
   Age 42                           Insurers Group, Inc.
                                    Lewistown, PA

Dale G. Nace                        Owner, Glenn Nace            1992             1,943             *
  Age 56                            Plumbing & Heating;
                                    GlenDale Storage,
                                    Millerstown, PA

Harold B. Shearer                   Self-Employed Farmer         1988             4,478             *
  Age 65                            East Waterford, PA


Jan G. Snedeker                     President, Snedeker          1998             1,525             *
  Age 54                            Oil Co., Inc.
                                    Lewistown, PA


* Less than one (1%) percent.


250335
1/30/01
                                      - 5 -

(1) None of the companies listed in this column is an affiliate or subsidiary of JVF, with the exception of Juniata Valley Bank.

(2) Includes period prior to the formation of JVF (1983) during which the person served as director of the Bank. With respect to former Lewistown directors, does not include years served as Lewistown directors. Each director of JVF also serves as a director of the Bank.

(3) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for the spouse, minor children and any other relative of the individual who has the same home as the individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 13, 2001. Beneficial ownership may be disclaimed as to some of the securities. None of the directors named in this table currently have the right to acquire ownership of any shares pursuant to JVF's Stock Option Plan within 60 days of March 13, 2001.

     Our bylaws require that a director resign upon reaching 72 years of age. Pursuant to this requirement, Edward R. Rhodes, a director since 1992, resigned in 2000. As of the Record Date, he beneficially owned 1,517 shares of JVF common stock (less than 1%).

     The following table shows all shares beneficially owned by all directors and executive officers as a group:

                              Amount and Nature of
                              Beneficial Ownership
                              --------------------
       Title of Class            Direct           Indirect     Percentage
       --------------            ------           --------     ----------

       Common                    141,496           12,658        7.11%

                         MANAGEMENT OF JVF AND THE BANK

BOARD OF DIRECTORS

     The Board of Directors of JVF and the Bank are identical. The Board of Directors of JVF has not appointed any committees as of this date. JVF has utilized the Bank's committees.

EXECUTIVE OFFICERS

     The following table shows our executive officers, their ages, their positions and the common stock each of them beneficially owned (determined according to Securities and Exchange Commission regulations) as of March 12, 2001.

                                                    Amount and       Percentage
                                                    Nature of            of
                                                    Beneficial      Outstanding
Name and Age                    Title               Ownership           Stock
------------                    -----               ---------           -----

A. Jerome Cook             Chairman of JVF             5,006              *
   Age 60**                 and the Bank

Francis J. Evanitsky       President and CEO           1,800              *
   Age 58***               of JVF and the Bank

  * - Less than one (1%) percent.
 ** - Mr. Cook retired as CEO on September 27, 2000 but continues to serve as
      Chairman of the Boards of JVF and the Bank.
*** - Mr. Evanitsky has served as president of JVF and the Bank since 1998 and has been CEO since September 27, 2000. Prior to 1998, Mr. Evanitsky was President and CEO of the Lewistown Trust Company, which merged with JVF in 1998.

BOARD PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     We do not have a Compensation Committee. The Personnel Committee makes recommendations to the Board of Directors regarding executive compensation. The Board of Directors then reviews and ratifies the Personnel Committee's recommendations.

     The Personnel Committee's objective is to provide a level of salary competitive with that offered by other similar regional bank holding companies and banks. The Personnel Committee reviews the results of several salary and compensation surveys. Executive compensation is not based solely on JVF's corporate performance. The process of determining executive compensation is mostly subjective and not based on quantitative data.

     Our executive officer, Mr. Evanitsky, participates in the same two bonus programs in which all of our employees participate. These programs pay modest bonuses. One bonus is paid at year end. The other bonus is paid after JVF's return on assets is calculated. We offer no special incentive programs for our executive officer.

     Executive officer compensation appears in the Summary Compensation Table on Page 9.

     By:  John Renninger
          Timothy Havice
          Philip Gingerich
          Ronald Witherite

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Personnel Committee are John Renninger, Timothy Havice, Philip Gingerich and Ronald Witherite. None of these committee members:

     o    has been an officer or employee of JVF or the Bank at any time; or

     o serves on the compensation committee or any similar committee of another public company.

STOCK PERFORMANCE GRAPH

     The following graph shows the yearly percentage change in JVF's cumulative total shareholder return on its common stock from December 31, 1996 to December 31, 2000 compared with the S&P Stock Index and a Peer Group Index (the "Peer Group Index"), consisting of eight Pennsylvania bank holding companies. The bank holding companies in the Peer Group Index are ACNB Corporation, Citizens & Northern Corporation, Codorus Valley Bancorp, Inc., Columbia Financial Corp., Community Banks, Inc., Fidelity D & D Bancorp, Inc., PennRock Financial Services Corp., and Union National Financial Corp.

                            [STOCK PERFORMANCE GRAPH]


===============================================================================================
                                    1995     1996       1997      1998       1999        2000
-----------------------------------------------------------------------------------------------
ACNB Corporation                   100.00    96.00     145.66     144.9     1212.32      113.60

Citizens & Northern Corporation    100.00   128.16     179.41     199.63     160.11      125.40

Codorus Valley Bancorp, Inc.       100.00   109.14     175.82     160.09     164.27      156.14

Columbia Financial Corp.           100.00   121.81     204.35     214.71     206.16      143.23

Community Banks, Inc.              100.00   112.57     195.92     180.08     177.53      172.82

Fidelity D&D Bancorp, Inc.         100.00   103.74     124.46     160.88     187.24      198.93

PennRock Financial Services Corp.  100.00    99.54     124.93     152.95     118.51       99.00

Union National Financial Corp.     100.00   121.63     122.97     102.37      97.43       78.41
                                   ------------------------------------------------------------


PEER GROUP TOTAL                   800.00   892.59   1,273.52   1,315.61   1,232.58    1,087.52
-----------------------------------------------------------------------------------------------
PEER GROUP INDEX                   100.00   111.57     159.19     164.45     154.07      135.94
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
JUNIATA VALLEY FINANCIAL CORP.     100.00   130.82     147.70     161.25     147.18      117.25
-----------------------------------------------------------------------------------------------

S & P 500 TOTAL RETURN             100.00   122.90     163.85     210.58     254.83      231.62
-----------------------------------------------------------------------------------------------
S & P 500 TOTAL RETURN INDEX       100.00   122.90     163.85     210.58     254.83      231.62
===============================================================================================

REMUNERATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table shows the annual salary and other compensation of our executive officers for the last three years.

                                             SUMMARY COMPENSATION TABLE

                                                                   Long Term Compensation
                                                                   ----------------------
                              Annual Compensation                 Awards                  Payouts
                       --------------------------------   -----------------------   --------------------

                                                           Other                      Securities
Name                                                       Annual       Restricted   Underlying             All Other
and                                                        Compen-       Stock        Options/      LTIP     Compen-
Principal                                                 sation(1)     Awards(2)      SARs(3)   Payouts(4)  sation(5)
Position               Year       Salary ($)  Bonus ($)      ($)           ($)           (#)         ($)        ($)
--------               ----       ----------  ---------   ----------    ----------   ---------------------  -------------

A. Jerome Cook*,       2000       110,363        525          -             -             0           -     19,067
Chairman               1999       140,279      1,135          -             -             -           -     29,117
                       1998       130,462      1,185          -             -             -           -     42,504

-----

Francis J. Evanitsky,  2000       114,000      1,185          -             -             0           -      9,267
President & CEO        1999       106,037      1,135          -             -             -           -      9,010
                       1998       105,987      1,185          -             -             -           -      4,184

* - Mr. Cook retired as CEO on September 27, 2000 but continues to serve as Chairman of the Boards of JVF and the Bank.

(1) The total personal benefits provided for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years shown. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.

(2)  We have not issued any Restricted Stock Awards to any executive officer.

(3) The JVF shareholders approved the 2000 Incentive Stock Option Plan at the 2000 annual meeting, but we have not issued any options or SARs under the Plan.

(4)  We do not maintain any Long-Term Incentive Plans.

(5)  Mr. Cook received $8,100 in 2000, $7,800 in 1999, and $7,800 in 1998 as
     compensation for serving as a director of JVF and the Bank. Mr. Cook has elected to defer a portion of this compensation in the manner described below under "Director's Compensation." Mr. Cook participated in the Officer's Supplemental Retirement Plan, also described below. Accruals to Mr. Cook's account under this Plan were $0 in 2000, $15,000 in 1999, and $29,000 in 1998. Finally, Mr. Cook participated in the Director's Retirement Plan described below. Accruals to Mr. Cook's account under this plan were $0 in 2000, $5,813 in 1999, and $5,214 in 1998. In 2000, Mr. Cook
     received pension distributions of $1,950 in his role as a director, and $8,500 in his role as a key employee. Mr. Cook was provided with the use of an automobile, and the compensation element of this automobile was $517 in 2000, $504 in 1999, and $490 in 1998. Mr. Evanitsky received $8,100 in
     2000, $7,800 in 1999 and $3,900 in 1998 as compensation for serving as a director of JVF and the Bank. Mr. Evanitsky is provided with the use of an automobile, and the compensation element of this automobile was $1,167 in 2000, $1,210 in 1999 and $284 in 1998.

EMPLOYMENT AGREEMENTS

     In 1995, we entered into an employment agreement with Mr. Cook that expired when Mr. Cook retired.

     In 1998, we entered into an employment agreement with Mr. Evanitsky. The agreement provides that we will pay Mr. Evanitsky severance compensation equal to 2.95 times his average annual compensation over the five years immediately preceding termination of his employment if:


     o     Mr.  Evanitsky's employment is terminated without cause;

     o Mr. Evanitsky's employment is terminated by either Mr. Evanitsky or us at any time during the six months before or nine months after a change in control of JVF and the Bank.

The agreement will expire when Mr. Evanitsky retires.

STOCK OPTION GRANTS

     Securities Exchange Commission regulations require us to disclose grants of stock option and stock appreciation rights to executive officers. At the 2000 annual meeting, the shareholders of JVF approved the 2000 Incentive Stock Option Plan, which is the only stock option plan that JVF maintains. JVF GRANTED NO STOCK OPTIONS OR STOCK APPRECIATION RIGHTS IN 2000.

LONG-TERM INCENTIVE PLANS

     JVF does not maintain any long-term incentive plans for its executive officers.

PENSION PLAN

     We maintain a pension plan for employees of JVF and the Bank. The total amount set aside, as of December 31, 2000, for all pension or retirement benefits to be paid for all plan participants was $194,764, which is equal to 5.93% of the total covered compensation of all plan participants. All employees with 12 months' continuous service who are at least 21 years old (except hourly employees who work less than 1,000 hours per year) are eligible to participate. The formula used to determine an employee's monthly pension income is 1% of the employee's average monthly compensation for the plan year multiplied by his or her years of service, not to exceed 99 years. An employee may retire early with reduced benefits as long as the employee is at least 55 years old and has completed 20 years of service. Average monthly earnings are based on the employee's highest five consecutive years of earnings, excluding directors' fees.

     The amount shown on the following table assumes the retired employee:

     o     chose a straight life annuity;
     o     is presently 50 years old; and
     o     will retire at the age of 65 years.

                               PENSION PLAN TABLE

                                        Years of Service
                 -------------------------------------------------------------
Remuneration          15           20          25           30           35
------------          --           --          --           --           --

 75,000            $12,239      $16,319      $20,399      $24,478      $28,558
 95,000            $17,339      $23,119      $28,899      $34,678      $40,458
115,000            $22,439      $29,919      $37,399      $44,878      $52,358
135,000            $27,539      $36,719      $45,899      $55,078      $64,258
145,000            $30,089      $40,119      $50,149      $60,178      $70,208
155,000            $32,639      $43,519      $54,399      $65,278      $76,158


As of December 31, 2000, Mr. Cook had 35 years of credit service under the Pension Plan and Mr. Evanitsky had 4 years of credit service under the Pension Plan.

OFFICER'S SUPPLEMENTAL RETIREMENT PLAN

     In December, 1988, the Bank established a supplemental retirement plan for certain key executive employees. The main features of the plan are:

     o a target annual retirement benefit equal to 40% of the employee's 1988 compensation;

     o retirement benefit will accrue to the account of each participating employee, beginning in 1989, over employee's working years with the Bank until the age of 65;

     o    benefits will be paid over 10 years beginning at age 65; and

     o a participant can receive a lesser retirement benefit, equal to the participant's accrued benefit to date of retirement, if participant retires at or after the age of 62, as long as he or she has completed 15 years of service.

     The plan also provides for a disability pension in an amount equal to the participant's accrued retirement benefit on the date of disability. This pension:

     o    is payable over a 10-year period, beginning at age 65;

     o    payment may be accelerated with approval of the Board.

     If a participant in the plan dies while employed by the Bank, a death benefit is payable. The amount of the benefit depends on whether the Bank has purchased insurance on the life of the participant. The death benefit is equal to:

     o    the proceeds of the policy if the Bank has purchased insurance; or

     o the equivalent of the participant's accrued retirement benefit if the Bank has not purchased life insurance.

SUPPLEMENTAL RETIREMENT AND SPLIT DOLLAR LIFE INSURANCE AGREEMENTS FOR SELECTED OFFICERS

     In order to attract and retain key officers and to encourage such officers to remain with the Bank, the Bank has provided certain officers with retirement and death benefits, as described below, supplementing the retirement benefits they will receive under the qualified retirement plans.

     The agreements provide the selected officers with supplemental retirement income benefits upon reaching age 65 with a reduced benefit available at age 62; such benefit is to be paid in 180 equal monthly installments. Benefits are also payable upon disability, early retirement, change in control or death. It is projected that the supplemented retirement income benefit will allow each participant to receive an annual retirement benefit of 50% to 80% of his or her final salary, when such supplemental retirement benefit is added to the annual benefit that will be available from social security and the other retirement plan benefits sponsored by the Bank. In addition, the selected officers will be eligible to retain life insurance coverage equal to one or two times their final salary, if they comply with the terms of their split dollar agreements. The officer will not be required to contribute any premium payments, but will have the economic value of the coverage included in taxable income. Supplemental retirement income benefits accrue monthly, but no vesting occurs until age 62. The estimated liability under the agreements is accrued as earned by the employee. No benefits were accrued for Mr. Evanitsky in 2000, but it is anticipated that $26,629 will be accrued toward his benefit in 2001.

     The program is informally funded with life insurance and is not expected to result in any material cost to the Bank.

DIRECTORS' COMPENSATION

     We pay each director an annual directors's fee of $8,100 for attending 12 regular meetings of the Board of Directors. We also pay each director who is not an executive officer $80 for attending each Bank committee meeting and special meeting of the Board of Directors.

DIRECTOR'S DEFERRED COMPENSATION PLANS

     THE 1982 PLAN

     In 1982, we established a director's deferred compensation plan. This plan permitted participating directors to defer $3,700 in director's fees each year for a five year period beginning with the election to participate in the plan. In return we agreed to pay each participating director a specified amount in 120 equal payments beginning at the age of 65 or five years after the date the director elects to participate in the plan, whichever is later. If the director were to die before that time, payments would begin upon the death of the director. We applied the deferred director's compensation to the purchase of life insurance policies which will fund our obligations under the plan. JVF is the owner and the beneficiary of these life insurance policies.






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     THE 1987 PLAN

     In 1987, when the first director's deferred compensation plan was fully funded, we offered directors a second deferred compensation plan. Each director could elect to defer $4,900 in director's fees each year for five years in exchange for an additional benefit similar to that offered under the 1982 plan.

     THE 1991 PLAN

     In 1991, when the second plan was funded, we offered a third deferred compensation plan to directors. Each director could elect to defer $6,000 in director's fees each year for five years in order to receive an additional benefit similar to that offered under the 1982 and 1987 plans.

     All three plans operate in substantially the same manner and all are funded by insurance policies as described above. The 1982, 1987 and 1991 plans will continue in effect.

     THE 1999 PLAN

     Effective January 1, 1999, the Board of Directors adopted a directors' deferred compensation plan which is in addition to the other plans described above. The 1999 plan is different than the other deferred compensation plans. The 1999 plan is an unfunded plan. We do not make contributions to the plan. This plan simply allows our directors to defer receipt of their compensation to future dates.

     Prior to each calendar year, a director may elect to defer receipt of all or a part of his or her compensation for that calendar year. We will credit the deferred amounts to an account maintained at the Bank. Each participating director will have a separate account. The deferred compensation will earn interest, compounded quarterly, at the current interest rate of the Bank's floating IRA savings program.

     A participating director who resigns as director before reaching age 55 will receive his or her account balance in one lump sum distribution. A participating director who resigns as director after reaching age 55 will receive his or her account balance in equal semi-annual payments the ten years beginning on the earlier of January 1 or July 1 after he or she resigns.

     If a participating director dies prior to receiving all of his or her account balance, we will pay the director's remaining account balance in one lump sum to the director's designated beneficiary. In the event of a director's permanent disability or unforeseeable emergency, the Board of Directors has the discretion to accelerate payment that director's account balance.

DIRECTOR'S RETIREMENT PLAN

     In December, 1988, the Bank established a retirement program for directors. All persons who were directors of the Bank on January 1, 1988, are eligible for benefits under the plan. All directors who became directors after January 1, 1988, are eligible upon completing six months of service on the Board. The plan provides for a target retirement benefit of $7,800 per year for 10 years beginning at age 65, or, if later, at when the director has completed 10 years of credited service (as defined in the plan) with the Board. The retirement benefit for each director will accrue over his or her remaining projected period of service until he or she reaches age 65 or completes 10 years of credited service. The plan depends on annual funding which is subject to approval by the Board of Directors. If the Board terminates the plan or declines to make a contribution in any year, directors will receive only the benefits that have accrued, even if less than the targeted benefits. Lesser benefits are payable in the event of the director's death, disability, or other termination (except terminations caused by the director's fraud or dishonesty).

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     In January, 2001, certain directors who were not participating in the
December, 1998 directors' retirement plan but who are now on the Bank Board commenced to participation in the retirement program. These directors included directors of the former Lewistown Trust Company, which merged into the bank in 1998. The benefit amount was increased to $8,500 per year commencing in 2001, applicable to all active directors who will commence benefit payments in 2001 or later. In addition, the director life insurance benefit of $25,000 per director will be provided through bank-owned life insurance ("BOLI") program because BOLI is a more cost-efficient way of providing the benefits. As a result, directors who remain on the Board until age 65 or later will be eligible to retain $25,000 of life insurance coverage for the rest of their lives. The eligible directors will not be required to pay any premiums on the life insurance policy, but will have the imputed value of the insurance coverage included in their taxable incomes.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

     During 2000, the Bank had and expects to continue having banking transactions in the ordinary course of business with our directors, officers, and principal shareholders on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features. During 2000, the highest aggregate amount of credit the Bank extended to directors, officers and their associates, either directly or indirectly, did not exceed 20% of equity capital. Also during 2000, extension of credit to any one director, officer, or principal shareholder did not exceed 10% of equity capital.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers must file reports with the Securities and Exchange Commission indicating:

     o    the number of shares of JVF common stock they beneficially own; and

     o    changes in their beneficial ownership.

     To the best of our knowledge, our directors and executive officers filed all required reports in 2000.


COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK

     The Board of Directors of JVF has not established its own committees. The Board uses the committees of the Bank. The Board of Directors met 12 times in 2000. No director attended fewer than 75% of the total number of meetings of the Board and the committee(s) on which he served, with the exception of Mr. Hershberger and Mr. Gingrich.

TRUST COMMITTEE

      MEMBERS:        Harold Shearer          Joe Benner
                      John Wilson             Martin Dreibelbis

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     MEETINGS:        11

     FUNCTIONS:

                  o   Determine the policy and investments of the Bank's
                      Trust Department;
                  o   Accept and relinquish all fiduciary relationships; and
                  o Keep minutes of meetings for monthly review by the Board of Directors.

PERSONNEL COMMITTEE

     MEMBERS:         John Renninger          Timothy Havice
                      Philip Gingerich        Ronald Witherite

     MEETINGS         2

     FUNCTIONS:       Review all personnel policies, including compensation
                      of all employees.

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AUDIT COMMITTEE

     MEMBERS:         Martin Dreibelbis
                      Charles Hershberger      John Wilson

     MEETINGS:        3

     The Board of Directors of the Bank has established an Audit Committee of the Board. The general functions performed by the Audit Committee include reviewing internal financial information, reviewing the results of audits with the independent auditors, overseeing quarterly reporting and reviewing the examination reports of state and federal banking regulators. With respect to fiscal year 2000:

     1. The Audit Committee has reviewed and discussed the audited financial statements of JVF with management;

     2. The Audit Committee has discussed with the independent auditors the matters to be required to be discussed by SAS 61, as may be modified or supplemented;

     3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

     4. Based on the review and discussions referred to in 1-3 above, the Audit Committee has recommended to the Board of Directors of JVF that the audited financial statements be included in JVF's Annual Report on Form 10-K.

     A copy of the charter of the Audit Committee that has been adopted by the Bank's Board of Directors is included in this Proxy Statement as Appendix A. All members of the Committee are independent directors of the Bank and JVF.

     By:  Martin Dreibelbis
          Charles Hershberger
          John Wilson

OTHER COMMITTEES OF THE BANK

     There is no nominating committee. There are other standing committees which the Chairman of the Board appoints from time to time subject to the approval of the Board. Examples of some of these committees are:

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           o     Policy Committee;
           o     Consumer Committee;
           o     Marketing Committee;
           o     Buildings and Grounds Committee; and
           o     Pension and Finance Committee.

                                 OTHER BUSINESS

     At the date of this proxy statement, we are not aware of any business to presented at the annual meeting other than the election of directors discussed in this proxy statement. If other proposals are properly brought before the meeting, the proxy holders named in the enclosed proxy card will vote your shares as they see fit.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have engaged Beard & Company, Inc., Reading, Pennsylvania, as principal accountant to audit the financial statements of JVF and the Bank for the year 2000. This firm has no material relationship with JVF or the Bank and is considered to be well qualified. A representative of the firm is expected to be at the annual meeting. That representative will have the opportunity to make a statement if he so desires, and he will be available to respond to appropriate questions.

              FEES PAID TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have paid the following fees to Beard & Company, Inc. The Audit Committee has determined that the performance by Beard & Company, Inc. of employee benefit plan audits and the preparation of tax returns is compatible with maintaining that firm's independence.


  AUDIT FEES          FINANCIAL INFORMATION          ALL OTHER FEES (AUDITS OF
  ----------           SYSTEMS DESIGN AND           EMPLOYEE BENEFIT PLANS AND
                      IMPLEMENTATION FEES(1)        PREPARATION OF TAX RETURNS)
                      -------------------           ---------------------------

    $52,000                    $0                             $19,000


(1) Beard & Company, Inc. does not perform these services for us.


                             FORM 10-K ANNUAL REPORT

     You can obtain a copy of our Annual Report on Form 10-K free of charge by sending your request to:

                               Ms. Linda L. Engle
                          Executive Vice President/COO
                             The Juniata Valley Bank
                                   P.O. Box 66
                              Mifflintown, PA 17059

                                 RETURN OF PROXY

     We urge you to sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 RONALD H. WITHERITE
                                 Secretary

Mifflintown, Pennsylvania
March 13, 2001

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER



         The Board of Directors shall elect the Audit Committee at the annual reorganization meeting of the company. In accordance with the By-laws of the Corporation, the Audit Committee is established as a subcommittee reporting periodically to the Board of Directors. The Audit Committee shall be composed of no less than three directors who are independent of the management of the Corporation as outlined by the Securities and Exchange Committee (SEC) and NASDAQ and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of judgment as a committee member. At least one member will have had past employment experience or other comparable experience or background in the field of financial management.

     The Audit Committee shall provide assistance to the Board in fulfilling their responsibilities to the shareholders. Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies/procedure and assuring the safeguarding of all corporate assets. In so doing, it is the responsibility of the Audit Committee to maintain open lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Corporation.

     In carrying out these responsibilities, the Audit Committee will:

     1. Review and recommend to the Board the external auditors to be selected to conduct the annual audit of the financial records of the Corporation. Review audit and consulting fees of the external auditors.

     2. Meet with the external auditors and financial management of the Corporation to review the scope of the annual audit for the current year and at the conclusion thereof, review such audit findings. This review will include both the external auditors recommendations and the related management response.

     3. Review with the external auditors and corporate management the adequacy and effectiveness of the internal financial and accounting controls of the Corporation and elicit any recommendations that they may have for the improvement of such control procedures. Particular attention should be given to the adequacy of such controls to expose any payments, transactions, or other procedures which might be deemed illegal or otherwise improper. Further, the Audit Committee should periodically review Corporate policy statements in terms of their adequately representing the company's Code of Conduct and Business Ethics Policy.

     4. Review and disclose the required information in the annual proxy statement as outlined by the SEC.

     5. Review and recommend to the Board the appointment of a competent outsourcing vendor for internal audit services and/or in-house staff.

     6. Review and approve the Internal Audit Department's proposed audit schedule for the coming year and the coordination of such programs with the external auditors' year-end requirements. Particular attention should be given to maintaining the best effective balance between external and internal auditing resources.

     7. Monitor the activities of the Internal Audit Department and ensure that the Internal Audit Department adequately discharges responsibilities for the examination, review and reporting to the Audit Committee that:

          a) Internal accounting and financial controls of the various areas are adequate and efficient and can be relied upon to produce accurate financial information.

          b) Internal controls adequately safeguard the assets of the Corporation.

          c) Financial records of the operational areas are complete and accurate and are in conformity with corporate policy, generally accepted accounting principles and requirements of the various regulatory bodies.

          d) Operational areas are in compliance with FDIC, FRB and all other Federal and State laws and regulations.

          e) Control over the development, maintenance and operation of EDP systems are sufficient to ensure the accuracy, security, and completeness of data processing results.

     8. Prior to each periodic meeting, the Audit Committee will be provided a report prepared by Internal Audit, which outlines the findings of all audit engagements completed during the period.

     9. Review all reports on examinations made by the various regulatory agencies and evaluate management's responses to them.

     10. Minutes of the Audit Committee meetings shall be submitted to the Board of Directors at the next regular Board meeting.

     The foregoing list of functions is not intended to limit the Committee in fulfilling its responsibilities, but rather is intended to provide an overview of the principal duties to be performed by the Committee.

     In performance of its duties, the Committee shall meet at least 3 times per year and have full use of the Bank's internal audit resources and engage if necessary, at the Bank's expense, independent counsel to advise the Committee in discharging its duties.

                                      A - 2

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